UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): 04/29/2024
_____________________________________________________________________________
Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________________________________________________________________

Wisconsin	001-38054		39-1258315
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)
(920) 592-2000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, no par value	SNDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.     Amendments
On April 29, 2024, the Board of Directors (the "Board") of Schneider National, Inc. (the “Company”) approved Amended and Restated Bylaws of the Company to prohibit indemnification of an officer to the extent such indemnification would be prohibited pursuant to the terms of the Company's Amended & Restated Compensation Recovery Policy, as amended from time to time. The amendment has an effective date of April 29, 2024.
The Amended and Restated Bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference.
ITEM 5.07.     Submission of Matters to a Vote of Security Holders.
On April 29, 2024, the Company held its annual meeting of shareholders (the "Annual Meeting"). At the Annual Meeting, the Company’s shareholders voted on the following proposals:
•The election of ten directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;
•The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
•An advisory vote to approve the compensation of the Company’s named executive officers; and
•An advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.
As of the February 20, 2024 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 83,029,500 shares of the Company’s Class A common stock were outstanding and eligible to vote with an aggregate of 830,295,000 votes; and 93,316,144 shares of the Company’s Class B common stock were outstanding and eligible to vote with an aggregate of 93,316,144 votes. Approximately 98.6% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting.
Election of Directors
The shareholders elected the individuals named in the table below as directors to serve until the next annual meeting and until their successors are duly elected and qualified. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jyoti Chopra	881,267,550	24,718,810	4,807,935
Mary P. DePrey	880,501,865	25,484,495	4,807,935
James R. Giertz	881,269,636	24,716,724	4,807,935
Robert W. Grubbs	880,811,657	25,174,703	4,807,935
Robert M. Knight, Jr.	878,447,293	27,539,067	4,807,935
Mark B. Rourke	902,808,047	3,178,313	4,807,935
Julie K. Streich	904,588,347	1,398,013	4,807,935
John A. Swainson	878,112,807	27,873,553	4,807,935
James L. Welch	904,337,606	1,648,754	4,807,935
Kathleen M. Zimmermann	878,248,627	27,737,733	4,807,935
Ratify Appointment of Deloitte & Touche LLP for 2024
The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
909,042,919	1,712,095	39,281

Advisory Vote to Approve Executive Compensation
The shareholders approved the compensation of the Company’s named executive officers as disclosed in the proxy statement. The results of the advisory vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
904,606,671	1,350,850	28,839	4,807,935
Advisory Vote on the Frequency of the Advisory Shareholder Vote on Executive Compensation
The shareholders expressed a preference that an advisory vote on the compensation of the Company’s named executive officers occur every year. The results of the advisory vote were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
902,159,436	205,073	3,560,151	61,700	4,807,935
In accordance with the results of this vote, the Board of Directors of the Company determined to continue to hold an advisory shareholder vote to approve the compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of the advisory shareholder vote on the compensation of the Company’s named executive officers.
ITEM 8.01.    Other Events.
On May 1, 2024, the Company announced that on April 29, 2024, the Board approved a quarterly cash dividend for the second fiscal quarter of 2024 in the amount of $0.095 per share to holders of the Company's Class A and Class B common stock. The dividend is payable to the Company's shareholders of record at the close of business on June 10, 2024 and is expected to be paid on July 8, 2024.
ITEM 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
Exhibit No.    Description of Exhibit
3.1    Amended and Restated Bylaws
99.1    Press Release dated May 1, 2024
104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2024	SCHNEIDER NATIONAL, INC.

By:
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary